Exhibit 99.1
PureCycle Technologies Provides First Quarter 2023 Update
-PureCycle’s flagship purification facility in Ironton, Ohio, (“Ironton”) is mechanically complete, pre-startup process safety management (“PSM”) processes required for solvent delivery is complete, all core operating systems have been commissioned and are ready for startup, and solvent is arriving on site.
-Secured $62 million of debt financing and evaluating additional proposals to incrementally fund the Augusta project and to further strengthen the Company’s balance sheet.
-Submitted plan of finance to the Development Authority of Augusta, GA (“AEDA”) for one purification line. We are working towards the goal of closing on the land rights (“Augusta Bonds”) by June 30, 2023.
(ORLANDO, Florida – May 9, 2023) – PureCycle Technologies, Inc. (“PureCycle” or “the Company”) (NASDAQ: PCT), a U.S.-based company revolutionizing plastic recycling, today announced a corporate update and financial results for the first quarter ending March 31, 2023.
Management Commentary
Dustin Olson, PureCycle’s Chief Executive Officer, said, “Our flagship facility in Ironton is days away from beginning the start-up phase of commercial pellet production of ultra-pure recycled (“UPR”) resin. As part of our mission to create an ‘infinitely sustainable planet,’ we are focused on the health and safety of PureCycle team members and the communities in which we operate. With that in mind, we are excited to begin safely ramping up commercial operations and the production of UPR resin in our state-of-the-art purification facility in Ironton.”
Larry Somma, PureCycle’s Chief Financial Officer, added, “We continue to execute on our goal of maintaining financial flexibility and optionality prior to Ironton being operational by securing $62 million of additional debt financing since our last update, further strengthening our balance sheet. We submitted a plan of finance to the AEDA and are working toward closing the Augusta Bonds by the end of June. Our strategy remains to obtain long-term project financing once Ironton is operational. We believe that having capital that can “bridge” the Augusta project until Ironton is operational will allow the Company to access a longer-term, lower-cost source of funds.”
Ironton Update
The Company’s flagship purification facility in Ironton is certified mechanically complete, has completed the pre-startup PSM certification required for solvent deliveries and all core operating systems have been commissioned and are ready for startup. The first solvent delivery was received, and the Company expects to start producing pellets from virgin resin feedstock in the next few weeks. We will then plan to introduce post-industrial and post-consumer feedstock into the purification process and begin producing UPR resin pellets for sale and distribution to customers.
PureCycle’s ramp-up strategy is to gradually increase plant capacity utilization while scaling in higher volumes of feedstock deliveries and customer offtake shipments. Management remains confident that PureCycle will achieve the operational milestones as set out in the bondholder limited waiver agreement executed in March in a timely manner.

Expansion Update
PureCycle continued to make progress on its various development projects since its last update. Site engineering work is progressing for the Company’s Augusta location and module preparation for construction has commenced in Beaumont, Texas.
Updates on our three international development projects include: (i) the PureCycle team in Belgium has initiated site engineering work at the Port of Antwerp to start the permitting process; (ii) our joint venture team in South Korea continued to progress on engineering plans in accordance with the priorities defined by the joint venture; and (iii) we continued our JVA discussions with Mitsui, while the joint venture team has started the feasibility study process on potential purification plant locations in Japan.
Liquidity and Capital Resources
As of March 31, 2023, PureCycle had total liquidity of $263.9 million including $38.4 million of cash and cash equivalents and $225.5 million in restricted cash. PureCycle also had $249.6 million in debt, less $15.8 million of discount and issuance costs. As of March 31, 2023, PureCycle estimated between $26-$51 million remaining investment in 2023 to complete the Ironton project, of which $25.2 million is included in restricted cash and can be used to fund the remaining investment. This puts the higher end of the project investment at approximately $361 million. This range is dependent upon various contract contingencies and their ultimate resolution. PureCycle expects to successfully negotiate at least some of these contingencies, which would reduce the remaining 2023 investment to the lower end of the range.
Subsequent to quarter end, PureCycle closed on an equipment financing agreement for up to $22 million which is secured by Augusta PreP wash equipment. The lease has a term of 36 months, a 7% interest rate and flexible end-of-lease terms. Additionally, the Company secured a $40 million term loan with an entity controlled by Dan Gibson, the Chief Investment Officer of Sylebra Capital, PureCycle’s largest shareholder. The loan matures on December 31, 2025, and bears interest at a floating rate of SOFR + 7.5%.
Conference Call
The Company will hold a conference call Tuesday, May 9th at 4:00 p.m. EST to provide an update on recent corporate developments, including activity from the first quarter and updated future strategic plans.
First Quarter 2023 Conference Call Details
Date:                 Tuesday, May 9, 2023
Time:                 4:00 p.m. EST
Participant Registration:    Click Here
Please register for the conference call using the above link in advance of the call start time. The webcast platform will register your name and organization as well as provide dial-ins numbers and a unique access pin. If you have any difficulty connecting with the conference call, please contact PureCycle Investor Relations at (689) 233-3595.
The conference call will have a live Q&A session and be available for replay Click Here and on the Company’s website at www.purecycle.com. Please note there will no longer be a telephonic replay.
A replay of the conference call will be available after 8:00 p.m. Eastern time on the day of the call through May 8, 2024.
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Forward-Looking Statements
This press release contains forward-looking statements, including statements about the financial condition, results of operations, earnings outlook and prospects of PCT. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.
Forward-looking statements are typically identified by words such as "plan," "believe," "expect," "anticipate," "intend," "outlook," "estimate," "forecast," "project," "continue," "could," "may," "might," "possible," "potential," "predict," "should," "would" and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.
The forward-looking statements are based on the current expectations of the management of PCT and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of this press release. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section of PCT’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, entitled “Risk Factors,” those discussed and identified in public filings made with the U.S. Securities and Exchange Commission (the “SEC”) by PCT (including PCT’s Quarterly Report on Form 10-Q for the current quarterly period) and the following:
•PCT's ability to obtain funding for its operations and future growth and to continue as a going concern;
•PCT's ability to meet, and to continue to meet, applicable regulatory requirements for the use of PCT’s UPR resin (as defined below) in food grade applications (both in the United States, Europe and internationally);
•PCT's ability to comply on an ongoing basis with the numerous regulatory requirements applicable to the UPR resin and PCT’s facilities (both in the United States, Europe and internationally);
•Expectations and changes regarding PCT’s strategies and future financial performance, including its future business plans, expansion plans or objectives, prospective performance and opportunities and competitors, revenues, products and services, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and PCT’s ability to invest in growth initiatives;
•PCT’s ability to scale and build its first commercial-scale recycling facility in Lawrence County, Ohio (the “Ironton Facility”) in a timely and cost-effective manner;
•PCT’s ability to complete the necessary funding with respect to, and complete the construction of, (i) its first U.S. multi-line facility, located in Augusta, Georgia (the “Augusta Facility”); (ii) its first commercial-scale European plant located in Antwerp, Belgium and (iii) its first commercial-scale Asian plant located in Ulsan, South Korea, in a timely and cost-effective manner;
•PCT’s ability to sort and process polypropylene plastic waste at its plastic waste prep (“Feed PreP”) facilities;
•PCT’s ability to maintain exclusivity under the Procter & Gamble Company (“P&G”) license (as described below);
•the implementation, market acceptance and success of PCT’s business model and growth strategy;
•the success or profitability of PCT’s offtake arrangements;
•the ability to source feedstock with a high polypropylene content at a reasonable cost;
•PCT’s future capital requirements and sources and uses of cash;
•developments and projections relating to PCT’s competitors and industry;
•     the outcome of any legal or regulatory proceedings to which PCT is, or may become, a party including the securities class action case;

•geopolitical risk and changes in applicable laws or regulations;
•the possibility that PCT may be adversely affected by other economic, business, and/or competitive factors, including rising interest rates, availability of capital, economic cycles, and other macro-economic impacts;
•turnover or increases in employees and employee-related costs;
•changes in the prices and availability of labor (including labor shortages), transportation and materials, including significant inflation, supply chain conditions and its related impact on energy and raw materials, and PureCycle’s ability to obtain them in a timely and cost-effective manner;
•any business disruptions due to political or economic instability, pandemics, armed hostilities (including the ongoing conflict between Russia and Ukraine);
•the potential impact of climate change on the company, including physical and transition risks, higher regulatory and compliance costs, reputational risks, and availability of capital on attractive terms;
•operational risk; and
•     the risk that the COVID-19 pandemic (“COVID-19”), including any new and emerging variants and the efficacy and distribution of vaccines may have an adverse effect on PCT’s business operations, as well as PCT’s financial condition and results of operations.
Should one or more of these risks or uncertainties materialize or should any of the assumptions made by the management of PCT prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.
All subsequent written and oral forward-looking statements or other matters attributable to PCT or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this press release. Except to the extent required by applicable law or regulation, PCT undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.
About PureCycle Technologies
PureCycle Technologies LLC., a subsidiary of PureCycle Technologies, Inc., holds a global license for the only patented solvent-driven purification recycling technology, developed by The Procter & Gamble Company (P&G), that is designed to transform polypropylene plastic waste (designated as No. 5 plastic) into a continuously renewable resource. The unique purification process is designed to remove color, odor, and other impurities from No. 5 plastic waste resulting in an ultra-pure recycled (UPR) plastic that can be recycled and reused multiple times, changing our relationship with plastic. www.purecycle.com
Investor Relations Contact:
Charles Place
cplace@purecycle.com
689.233.3595
Media Contact:
Christian Bruey
cbruey@purecycle.com
352.745.6120